Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Launches THCV, Expanding its Portfolio of Rare Cannabinoids for the Health and Wellness Sector

●	Produces highly pure d9-dominant THCV, a non-intoxicating cannabinoid

●	Bolsters Company’s commercial portfolio, which also includes CBDV, CBC and CBT

●	THCV has been researched for a variety of potential benefits

Vancouver, BC – June 09, 2022 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the research, development, manufacturing and commercialization of rare cannabinoids, is pleased to announce it has launched B2B sales of the rare cannabinoid delta 9-dominant tetrahydrocannabivarin (“d9-THCV”) into the health and wellness sector via its wholly-owned subsidiary, BayMedica LLC (“BayMedica”).

“We are very excited to launch our highly anticipated d9-THCV and further enhance BayMedica’s growing product portfolio,” stated Shane Johnson, MD, SVP and General Manager of BayMedica. “THCV is one of the few rare cannabinoids that has been researched in early clinical trials for various therapeutic effects, fueling significant interest by end-product manufacturers and consumers alike. In anticipation of this launch, we have expanded internal sales and marketing infrastructure, developed new distribution channels and optimized the supply chain to ensure a consistent and reliable supply of a high quality product. As this market continues to mature, we are well positioned to be a leading supplier of rare cannabinoids to the health and wellness industry. We currently have several high-value, rare cannabinoids in various stages of commercial development and will continue to expand our cannabinoid portfolio over the coming years”.

THCV – What is it and why the growing interest?

Although similar in name and structure to its intoxicating cousin THC, THCV has a slightly modified structure that leads to significantly different physiological effects, including being non-intoxicating. In addition, while THC is found abundantly in many strains of the Cannabis plant, THCV is a rare cannabinoid that is generally found in only trace amounts in the plant.

D9-THCV has been researched for a variety of physiological benefits, most notably for its appetite suppressing effects, making it a compelling compound for use in weight management. It has also attracted interest for its potential ability to help maintain normal blood sugar levels and has been studied for a myriad of other effects.

InMed is committed to developing products based on scientific evidence, and as previously announced, BayMedica has supplied d9-THCV to be evaluated in Radicle Science’s “Radicle Energy” study on energy, focus/attention, appetite and weight/body mass index (“BMI”). The study is being conducted to provide valuable third-party validation of the potential effects of d9-THCV.

Delta 9 vs. Delta 8 – An important differentiator

As compared to d8-THCV, d9-THCV is the naturally-occurring variant found in the Cannabis plant, has specifically been the subject of the vast majority of scientific research into the potential effects of THCV, and is significantly more difficult to manufacture. BayMedica manufactures a d9-dominant THCV to high purity via a proprietary process. BayMedica’s cannabinoids are made in accordance with food-grade GMP standards and are rigorously tested at certified laboratories. Like all BayMedica minor cannabinoid products, d9-THCV can be combined in precise ratios with other cannabinoids to create unique health and wellness products.

Commercial Opportunity - Increasing demand for rare cannabinoids

With the availability of these rare cannabinoids at commercial scale, product manufacturers and consumer brands now have the ability to deliver differentiated products, including augmenting existing CBD-based products, to consumers in the health and wellness marketplace. With flexibility across multiple manufacturing approaches, and its ability to scale up to meet market demand, BayMedica is well positioned to take advantage of this rapidly growing industry.

This emerging market is expected to grow significantly due to the increasing awareness of the potential benefits of cannabinoid-based products. According to the December 2021 Grand View Research report, the retail market for rare cannabinoids is expected to reach US$26 billion by 2028 with a forecasted compounded annual growth rate (CAGR) of >20% during the same period. [U.S. Minor Cannabinoids Market Size Report, 2021-2028 (grandviewresearch.com)]

For more information on how to purchase d9-THCV and other rare cannabinoids, please reach out to the BayMedica sales team at: orders@baymedica.com

To learn more about d9-THCV: Tetrahydrocannabivarin (THCV) | BayMedica /

Learn more about InMed’s Cannabinoids in Development: https://www.inmedpharma.com/pharmaceutical/cannabinoids-in-development/

About InMed: InMed Pharmaceuticals is a global leader in the research, development, manufacturing and commercialization of rare cannabinoids. Together with its subsidiary BayMedica LLC, the Company has unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. InMed is also a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com and www.baymedica.com.

Investor Contact:

Colin Clancy

Vice President

Investor Relations and Corporate Communications

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: launched B2B sales of the highly anticipated rare cannabinoid d9-THCV; THCV being one of the few rare cannabinoids that has been reserched in early clinical trials for various therapeutic effects; fueling significant interest by end-product manufacturers and consumers developing new distribution channels and optimizing the supply chain to ensure a consistent and reliable supply of a high quality product; being well positioned to be a leading supplier of rare cannabinoids to the health and wellness industry; having several high-value, rare cannabinoids in various stages of commercial development and will continue to expand our cannabinoid portfolio over the coming years; D9-THCV has been researched for a variety physiological benefits, including appetite suppressing effects, making it a compelling compound for use in weight management and help maintain normal blood sugar levels; BayMedica manufactures a d9-dominant THCV to high purity via a proprietary process and are made in accordance with food-grade GMP standards and are rigorously tested at certified laboratories; 9-THCV can be combined in precise ratios with other cannabinoids to create unique health and wellness products; product manufacturers and consumer brands now have the ability to deliver differentiated products, including augmenting existing CBD-based products; BayMedica’s ability to scale up to meet market demand, means they are well positioned to take advantage of this rapidly growing industry; emerging market is expected to grow significantly due to the increasing awareness of the potential benefits of cannabinoid-based products; according to the December 2021 Grand View Research report, the retail market for rare cannabinoids is expected to reach US$26 billion by 2028 with a forecasted compounded annual growth rate (CAGR) of >20% during the same period; being a global leader in the research, development, manufacturing and development of rare cannabinoids; and delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Security and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

3